SIGNATURES
2001 Employee Stock Purchase Plan

As filed with the Securities and Exchange Commission on December 6, 2001
Registration No. 333-63394

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	41-1251159

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

380 Saint Peter Street

St. Paul, Minnesota 55102-1302
(651) 767-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce B. McPheeters, Esq.

General Counsel, Secretary and Vice President of Administration
Lawson Software, Inc.
380 Saint Peter Street
St. Paul, Minnesota 55102-1302
(651) 767-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan B. Abram, Esq. Dorsey & Whitney LLP 220 South Sixth Street Minneapolis, Minnesota 55402-1498 (612) 340-2600	Barbara L. Becker, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 (212) 351-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

AMENDMENT NO. 4

       The sole purpose of this Amendment No. 4 to Form S-1 is to file an amended and restated Exhibit 10.4.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules

      (a)  Exhibits

Number	Description

1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Company, as amended.
3.2	Bylaws of the Company.
4.1	Form of Certificate of Common Stock of the Company.
5.1	Opinion of Dorsey & Whitney LLP.
10.1	Amended and Restated 1996 Stock Incentive Plan.
10.2	2001 Stock Incentive Plan, as amended.
10.3	Employee Stock Ownership Plan (1999 Restatement), as amended to date.
10.4*	2001 Employee Stock Purchase Plan, as amended.
10.5	Warrant Purchase Agreement, dated January 28, 2000, as amended, between the Company and Hewlett Packard Company.
10.6	Stock Purchase Warrant issued to Hewlett Packard Company.
10.7	Amendment No. 1 to Warrant Purchase Agreement, dated December 19, 2000, between the Company and Hewlett Packard Company.
10.8	Amendment No. 1 to Stock Purchase Warrant issued to Hewlett Packard Company.
10.9	Warrant Purchase Agreement, dated July 18, 2000, between the Company and CIS Holdings, Inc.
10.10	Warrant issued to CIS Holdings, Inc.
10.11	Employment Agreement, dated February 15, 2001, between the Company and John (Jay) Coughlan.
10.12	Employment Agreement, dated February 15, 2001, between the Company and Robert Barbieri.
10.13	Director Indemnification Agreement, dated March 19, 2001, between the Company and David S. B. Lang.
10.14	Stock Purchase and Exchange Agreement, dated February 23, 2001, between the Company and the investors named therein.
10.15	Registration Rights Agreement, dated February 23, 2001, between the Company and the stockholders, investors and founders named therein.
10.16	Stockholders’ Agreement, dated February 23, 2001, between the Company and the stockholders, investors and founders named therein.
10.17	Senior Subordinated Convertible Note Purchase Agreement, dated February 23, 2001, among the Company and TA Subordinated Debt Fund, L.P., TA Investors LLC, and St. Paul Venture Capital VI, LLC.
10.18	Form of Senior Subordinated Convertible Note.
10.19	Form of Senior Subordinated Note.
10.20	Form of Warrant issuable upon conversion of Senior Subordinated Convertible Notes.
10.21	Lease of real property located at 380 St. Peter St., St. Paul, MN 55102.
10.22	Lease of real property located at 1300 Godward Street, Minneapolis, MN 55413.

Number		Description

10.23		Amended and Restated Credit Agreement, dated May 31, 2001, between the Company and U.S. Bank National Association.
10.24	†	Value Added Industry Remarketer Agreement, dated March 22, 2000, between the Company and Siebel Systems, Inc.
10.25	†	Application Partner Agreement, dated December 31, 1996, between the Company and Arbor Software Corporation (n/k/a Hyperion Solutions Corporation), as amended to date.
10.26		Fiscal 2002 Executive Leadership Results Plan.
10.27		First Amendment, dated September 4, 2001, to the Amended and Restated Credit Agreement, dated May 31, 2001, between the Company and U.S. Bank National Association.
21.1		Subsidiaries of the Company.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
23.3		Consent of Arthur Andersen LLP
24.1		Powers of Attorney (included on signature page).

*	Filed herewith.

†	Confidential information has been omitted from these exhibits and filed separately with the Securities and Exchange Commission accompanied by a confidential treatment request pursuant to Rule 406 under the Securities Act of 1933, as amended.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 4 to the registration statement on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 6, 2001.

LAWSON SOFTWARE, INC.

By:	/s/ JOHN J. COUGHLAN

John J. Coughlan
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* H. Richard Lawson	Chairman
/s/ JOHN J. COUGHLAN John J. Coughlan	President and Chief Executive Officer and Director (principal executive officer)	December 6, 2001
/s/ ROBERT G. BARBIERI Robert G. Barbieri	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 6, 2001
* David R. Hubers	Director
* Thomas G. Hudson	Director
* Richard D. Kreysar	Director
* David S. B. Lang	Director
* Geoffrey A. Moore	Director
*By: /s/ ROBERT G. BARBIERI Robert G. Barbieri Attorney-in-fact		December 6, 2001

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Company, as amended.
3.2	Bylaws of the Company.
4.1	Form of Certificate of Common Stock of the Company.
5.1	Opinion of Dorsey & Whitney LLP.
10.1	Amended and Restated 1996 Stock Incentive Plan.
10.2	2001 Stock Incentive Plan, as amended.
10.3	Employee Stock Ownership Plan (1999 Restatement), as amended to date.
10.4*	2001 Employee Stock Purchase Plan, as amended.
10.5	Warrant Purchase Agreement, dated January 28, 2000, as amended, between the Company and Hewlett Packard Company.
10.6	Stock Purchase Warrant issued to Hewlett Packard Company.
10.7	Amendment No. 1 to Warrant Purchase Agreement, dated December 19, 2000, between the Company and Hewlett Packard Company.
10.8	Amendment No. 1 to Stock Purchase Warrant issued to Hewlett Packard Company.
10.9	Warrant Purchase Agreement, dated July 18, 2000, between the Company and CIS Holdings, Inc.
10.10	Warrant issued to CIS Holdings, Inc.
10.11	Employment Agreement, dated February 15, 2001, between the Company and John (Jay) Coughlan.
10.12	Employment Agreement, dated February 15, 2001, between the Company and Robert Barbieri.
10.13	Director Indemnification Agreement, dated March 19, 2001, between the Company and David S. B. Lang.
10.14	Stock Purchase and Exchange Agreement, dated February 23, 2001, between the Company and the investors named therein.
10.15	Registration Rights Agreement, dated February 23, 2001, between the Company and the stockholders, investors and founders named therein.
10.16	Stockholders’ Agreement, dated February 23, 2001, between the Company and the stockholders, investors and founders named therein.
10.17	Senior Subordinated Convertible Note Purchase Agreement, dated February 23, 2001, among the Company and TA Subordinated Debt Fund, L.P., TA Investors LLC, and St. Paul Venture Capital VI, LLC.
10.18	Form of Senior Subordinated Convertible Note.
10.19	Form of Senior Subordinated Note.
10.20	Form of Warrant issuable upon conversion of Senior Subordinated Convertible Notes.
10.21	Lease of real property located at 380 St. Peter St., St. Paul, MN 55102.
10.22	Lease of real property located at 1300 Godward Street, Minneapolis, MN 55413.
10.23	Amended and Restated Credit Agreement, dated May 31, 2001, between the Company and U.S. Bank National Association.
10.24†	Value Added Industry Remarketer Agreement, dated March 22, 2000, between the Company and Siebel Systems, Inc.
10.25†	Application Partner Agreement, dated December 31, 1996, between the Company and Arbor Software Corporation (n/k/a Hyperion Solutions Corporation), as amended to date.
10.26	Fiscal 2002 Executive Leadership Results Plan.
10.27	First Amendment, dated September 4, 2001, to the Amended and Restated Credit Agreement, dated May 31, 2001, between the Company and U.S. Bank National Association.

Number	Description

21.1	Subsidiaries of the Company.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
23.3	Consent of Arthur Andersen LLP
24.1	Powers of Attorney (included on signature page).

*	Filed herewith.

†	Confidential information has been omitted from these exhibits and filed separately with the Securities and Exchange Commission accompanied by a confidential treatment request pursuant to Rule 406 under the Securities Act of 1933, as amended.